UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Tenzing Acquisition Corp. 250 West 55th Street New York, New York 10019
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	RVPHW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 8.01 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 8.01 is incorporated by reference into this Item 5.03.

Item 8.01. Other Events

Announcement of Consummation of Business Combination

On December 14, 2020, Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation and the successor by re-domiciliation to Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”), and Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”), issued a joint press release announcing that on December 14, 2020, they consummated the business combination (the “Closing”) contemplated by the previously announced Agreement and Plan of Merger, dated as of July 20, 2020 (as amended, the “Merger Agreement”), by and among Tenzing, Reviva and the other parties named therein. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the final proxy statement/prospectus filed pursuant to Rule 424(b)(3) (File No. 333-245057) by Tenzing with the Securities and Exchange Commission (the “SEC”) on November 12, 2020 (as amended, the “Prospectus”).

As previously reported, on December 8, 2020, Tenzing held an extraordinary general meeting of its shareholders (the “Shareholders Meeting”), at which the Tenzing shareholders considered and adopted, among other matters, a resolution to approve and adopt the Domestication, the Merger Agreement, the Business Combination, and the other transactions contemplated by the Merger Agreement.

At the Shareholders Meeting, holders of 2,221,128 Tenzing ordinary shares, no par value (the “Ordinary Shares”), exercised their right to redeem those shares in accordance with Tenzing’s organizational documents, as amended, for cash at a price of approximately $10.88 per Ordinary Share, for an aggregate of approximately $24.2 million.

Pre-Closing Amendment to Certificate of Incorporation and Bylaws

On December 11, 2020, in advance of and in connection with the Closing, and pursuant to the terms of the Merger Agreement, Tenzing changed its jurisdiction of organization by continuing out of the British Virgin Islands and re-domiciling to a corporation incorporated under the laws of the State of Delaware, upon which Tenzing changed its name to “Reviva Pharmaceuticals Holdings, Inc.” and adopted a certificate of incorporation (the “Interim Charter”) and bylaws (the “Bylaws”). The Interim Charter replaced or removed certain provisions of Tenzing’s memorandum and articles of association (the “Current Charter”), as in effect immediately prior to the Domestication, which became no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and provides for a majority of the shareholders to act by written consent. The Interim Charter otherwise preserved the existing rights of the Tenzing Ordinary Shares, and the existing provisions of the Current Charter (including Regulation 23 of the Current Charter and those provisions which could not be amended prior to the Closing or made subject to certain restrictions or amendment) which are replicated or substantively replicated in the Interim Charter. Reference is made to the disclosure described in the Prospectus in the sections titled “PROPOSAL 1: THE DOMESTICATION PROPOSAL,” and “PROPOSAL 4: THE CHARTER AMENDMENT PROPOSALS - Proposed Bylaws of the Combined Company,” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of Interim Charter and Bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation of Reviva Pharmaceuticals Holdings, Inc.
3.2	Bylaws of Reviva Pharmaceuticals Holdings, Inc.
99.1	Press Release, dated as of December 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 14, 2020	REVIVA PHARMACEUTICALS HOLDINGS, INC.

	By:	/s/ Laxminarayan Bhat
Name: Laxminarayan Bhat Title: Chief Executive Officer